Sub-Item 77K: Changes in registrants
certifying accountants

On September 10, 2009, the Board of
Trustees of ProFunds (the Trust or
Registrant), upon the recommendation
of the Audit Committee of the Board
of Trustees (the Audit Committee),
determined not to retain Ernst &
Young LLP (E&Y) and approved a
change of the Trusts independent
registered public accounting firm
to KPMG LLP (KPMG) for the public
ProFunds of the Trust, excluding
the Money Market ProFund, for the
fiscal year ending July 31, 2010.
KPMG has confirmed to the Audit
Committee that they are independent
with respect to the public ProFunds.
For the fiscal years ended July 31,
2009 and July 31, 2008, and during
the interim period commencing August
1, 2009 and ended September 28, 2009
(the date of E&Ys audit opinion on
the July 31, 2009 financial
statements), E&Y served as the
Trusts independent auditor with
respect to the public ProFunds. For
the fiscal years ended July 31,
2009 and July 31, 2008, E&Ys audit
reports concerning the public ProFunds
contained no adverse opinion or
disclaimer of opinion; nor were its
reports qualified or modified as to
uncertainty, audit scope, or accounting
principles.  Further, in connection
with its audits for the fiscal years
ended July 31, 2009 and July 31, 2008,
and through September 28, 2009, there
were no disagreements between the public
ProFunds and E&Y on any matter of
accounting principles or practices,
financial statement disclosure or
auditing scope or procedure which,
if not resolved to the satisfaction
of E&Y, would have caused it to make
reference to the disagreements in its
reports on the financial statements for
such periods.  In addition, there were
no reportable events of the kind described in Item 304(a) (1) (v) of Regulation S-K under the Securities Exchange Act of 1934, as amended. During the public ProFunds fiscal years ended July 31, 2009 and July 31, 2008, and the interim period ended September 28, 2009, neither the Registrant nor anyone on its behalf consulted KPMG concerning (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrants financial statements or (ii) the subject of a disagreement
(as defined in paragraph (a) (1) (iv)
of Item 304 of Regulation S-K) or
reportable events (as described in
paragraph (a) (1) (v) of said Item 304).

The Registrant has requested E&Y to
furnish it with a letter addressed to
the Securities and Exchange Commission
stating whether E&Y agrees with the
statements contained above. A copy of
the letter from E&Y to the Securities
and Exchange Commission is filed as
an exhibit hereto.